Exhibit 8.1

October 28, 2005

Carrols Corporation

968 James Street

Syracuse, New York 13203

Ladies and Gentlemen:

You have requested our opinion regarding the discussion of federal income tax consequences under the caption “Material U.S. Federal Income Tax Consequences—U.S. Holders—The Exchange Offer” in the prospectus (the “Prospectus”) that is included in the Registration Statement on Form S-4 (the “Registration Statement”) of Carrols Corporation (the “Company”) being filed with the Securities and Exchange Commission concurrently herewith. The Prospectus relates to the Company’s offer to exchange its 9% notes due 2013 for substantially identical notes that are registered under the Securities Act of 1933 (the “Exchange”).

We have reviewed the Registration Statement (including the Prospectus) and such other materials as we have deemed necessary or appropriate as a basis for our opinion described therein, and have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations, pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant to our opinion. In rendering this opinion, we have assumed, without independent investigation, the accuracy of all facts and information set forth in the Prospectus, and that the Exchange will be consummated in the manner described in the Prospectus.

Based upon the foregoing, it is our opinion that the discussion under the caption “Material U.S. Federal Income Tax Consequences—U.S. Holders—The Exchange Offer” in the Prospectus correctly sets forth the material United States federal income tax consequences of the Exchange as of the date hereof. We hereby consent to the use of our name under the captions “Material U.S. Federal Income Tax Consequences” and “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under

Carrols Corporation

October 28, 2005

Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

KATTEN MUCHIN ROSENMAN LLP

By:	/s/ Jill Darrow
A Partner